Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-44098, 333-75599, 333-46325 and 333-88060) of Getty Images, Inc. of our report dated June 12, 2007 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Seattle, Washington

June 12, 2007